Exhibit No.
10.46       -      Participation Agreement, dated August 5, 1997, by and
                   between H Power Corp. and Sacramento Municipal
                   Utility District ("SMUD I").

                                                        SMUD Contract No. H-126


                           PARTICIPATION AGREEMENT


This Participation Agreement (Agreement) is entered into by and between H POWER SYSTEMS CORPORATION, a New Jersey Corporation (H Power), and Sacramento Municipal Utility District, a municipal utility district in the State of California ("SMUD"). SMUD and H Power are hereinafter referred to collectively as the "Parties" and individually as a "Party."


                               RECITALS


Whereas, SMUD, H Power, Hydrogen Burner Technologies, Incorporated (HBTI), and Aerojet General Corporation (Aerojet), on February 10, 1995 entered into a Memorandum of Understanding for the purpose of providing evidence of financial and technology commitments relative to the Fuel Cell Hybrid Vehicle Project (Project) to the Defense Advanced Research Projects Agency (DARPA); and

Whereas, DARPA has authorized, through Cooperative Agreement No.
MDA972-95-1-0010, funding of nine hundred thousand dollars ($900,000) to partially fund development of fuel cell and fuel reformer systems based on Aerojet's platelet technologies as part of the Project; and

Whereas, Aerojet General Corporation and SMUD on December 13, 1994 entered into Participation Agreement No. F-783 for the purpose of carrying out certain Project work as described in said agreement; and

Whereas, subsequent to Aerojet and SMUD having executed and materially performed Project work under Participation Agreement No. F-783, H Power has acquired rights to platelet technologies from Aerojet for use in development and commercialization of fuel cell and fuel reformer designs; and

Whereas, SMUD is Program Manager of funds provided by DARPA to carry out the Fuel Cell Hybrid Vehicle Project utilizing Aerojet and H Power's platelet technologies; and

Whereas, final DARPA funding approval was obtained on April 28, 1995; and

Whereas, by separate agreement, attached hereto as Attachment 3, DARPA has agreed to permit the Parties to incur allowable costs prior to receiving DARPA's final funding approval; and

                                                        SMUD Contract No. H-126

Whereas, the Parties agree to act in good faith to incur only costs allowable under federal cost guidelines; and

Whereas, H Power and SMUD previously entered into Participation Agreement G-225 for the term of the Project ending April 28, 1997; and

Whereas, DARPA has modified Cooperative Agreement MDA972-95-1-0010 to span the term through July 28, 1998.

NOW, THEREFORE, H Power and SMUD agree as follows:

1.       DEFINITIONS.

A.       EFFECTIVE DATE.     This Agreement shall be effective upon the first
business day following the date upon which the authorized representatives for the Parties shall have executed this Agreement.

B.       FUNDING DATE.       The Funding Date for this Agreement shall be the
first business day following execution of a final funding agreement between SMUD and DARPA, executed April 28, 1995.

2.       PROJECT FUNDING

A. The Parties agree that receipt of DARPA funds is a condition precedent to SMUD's duty to release any funds under this Agreement.

B. SMUD agrees to provide an additional ten thousand dollars ($10,000) in in-kind or cash project contributions as matching funds for the Project.

D. H Power agrees to provide a minimum of four hundred thirty-three thousand dollars ($433,000) to fund the Project, as project contributions and matching funds for the Project, as allowable Project costs as further defined in paragraph 5.B below. Said funds may be direct contributions by H Power, or obtained through subcontract from other Project participants. Should H Power exceed the minimum project contributions required of H Power, said increase will have no effect on the amount obligated to be paid to H Power by SMUD or DARPA.

E. SMUD agrees to provide to H Power funds received from DARPA in the amount of five hundred fifty-five thousand dollars ($555,000). These funds shall be provided in accordance

                                                        SMUD Contract No. H-126

         with paragraph 5.F of this Agreement. The portion of these funds paid to H Power under Participation Agreement G-225 amounted to $250,000, thus DARPA funds remaining to be paid to H Power amount to $305,000.

3.       PROJECT PARTICIPATION.     H Power hereby agrees to participate in
the Project. Insofar as it may be applicable to H Power as a participant, H Power shall fully comply with and be bound by the terms and conditions applicable to the Project as directed by DARPA, pursuant to DARPA Grant Number MDA972-95-1-0010, attached hereto as Attachment Number 4, and by this reference is made a part of this Agreement. H Power shall cooperate with SMUD as may be reasonably necessary or advisable to ensure that SMUD fulfills its obligations with respect to the project.

4.       PROJECT SCOPE.

A. H Power and SMUD agree to participate in the Project, as set forth in this Agreement, inclusive of attachments and exhibits. Attachment No. 1, the Statement of Work for the Project, provides the general description of tasks and subtasks applicable to the Project.

B. It is mutually understood that any contracted work with Hydrogen Burner Technologies, Inc. (HBTI) shall be coordinated by H Power. Contract administration of the current contracts with Aerojet and HBTI shall be in accordance with Participation Agreement No. G-225 and this Agreement No. H-126, as applicable.

5.       ADMINISTRATIVE REQUIREMENTS AND COST PRINCIPLES.

A. Federal government administrative requirements and cost principles are applicable to this Project including, but not limited to the following:
         1) "Cost Principles for State and Local Governments", Office of Management and Budget (OMB) Circular A-87;
         2) "Uniform Administrative Requirements for Grants-In-Aid to State and Local Governments", OMB Circular A-102;
         3) "Audits of State and Local Governments", Office of Management and Budget (OMB) Circular A-128.

B. Matching funds shall meet the requirements of "allowable costs" and shall have the meaning ascribed to such term in the Office of Management and Budget's circular A-87, "Cost Principles for State and Local Governments." In the event Aerojet incurs a cost determined by

                                                        SMUD Contract No. H-126

DARPA or other federal authority to be ineligible as an "allowable cost", H Power will reimburse SMUD for the ineligible amount

C. H Power shall be responsible for contract administration of contracts with Hydrogen Burner Technologies, Inc. for fuel cell stack development and fuel reformer development.

D.       The following administrative data pertains to this contract:

H Power Project Manager:             Sanjiv Malhotra - Telephone (916) 924-6650
                                                             FAX (916) 924-3266
SMUD Contract Manager:               Michael Wirsch - Telephone (916) 732-6754
                                                            FAX (916) 732-6839
SMUD Project Manager:                Steven Rutter - Telephone (916) 732-6766
                                                           FAX (916) 732-6839

Charge Costs to:      Cost Center 518,
                      Payments to Aerojet - Work Order No. 701261
                      Cost Element 713, Program IX

E.       INVOICES AND PAYMENTS.
         1) Under Participation Agreement G-225, an initial payment of $120,000 was made to H Power following execution of G-225. Payments to H Power are contingent upon receipt of funds from DARPA.

         2) Milestone payments shall be based on completion of payable milestones as described in Attachment 1, Statement of Work. Upon completion of a payable milestone, H Power shall submit documentation describing and certifying such completion. Payments shall be made on the basis of milestone accomplishments as follows:

               a)  Completion of Subtasks 1.4, 1.6.2, 3.1  $130,000 (paid under
                                                                      G-225)

               b)  Completion of Subtasks 1.1.2, 1.2, 1.3,
                    1.4, 1.5, 3.4                          $ 93,000

               c)  Completion of Subtasks 1.6.3, 2.1, 3.5  $ 65,000

               d)  Completion of Subtasks 2.2, 2.3, 2.4,
                    2.5, 2.6                               $ 50,000

               e)  Completion of Subtasks 2.7.1 and 2.7.2  $ 20,000

                                                        SMUD Contract No. H-126

               f)  Completion of 2.7.3 and 2.7.4           $ 27,000

               g)  Completion of Subtasks 2.9.1            $ 40,000

               h)  Completion of Subtasks 2.9.2            $  5,000

               i)  Completion of Subtasks 1.7.2.10, 3.6    $  5,000

                                                           --------
                          Total under Contract H-126       $305,000


         4)    Invoices shall be directed to:

                      Accounting Department - MS 27
                      Sacramento Municipal Utility District
                      P.O. Box 15830
                      Sacramento, CA 95852-1830

         5) Payment of amounts invoiced for milestone accomplishment reimbursements shall be due within twenty business days following receipt of invoice and documentation of expenditures. Invoices shall state the amount requested to be reimbursed and the amount to be reported to DARPA as a project contribution. Reports of Project contributions may be made separate from invoices.

G.       AUDITS.

         1) In addition to the audit rights DARPA or the Federal government may have, SMUD shall have the right to audit Project specific documents and records during normal business hours at H Power's offices during the term of this Agreement and for a period of three (3) years after the expiration or earlier termination of this Agreement.

         2) The OMB Circular noted above in paragraph 5.A.3 requires that a single audit of this project be performed annually. SMUD and H Power are required to have an independent single audit performed within twelve months of the end of the year in which Federal funds were first received.


6. TERM. This agreement shall commence upon the effective date and shall, unless earlier terminated pursuant to paragraph 26 and subject to paragraph 26, continue in effect until February 28, 1998.

                                                        SMUD Contract No. H-126


7.        PROJECT REPORTS.

A. MONTHLY REPORTS. H Power shall provide to SMUD a monthly summary report of all activities during the previous month toward accomplishing Project objectives. Included in the monthly report shall be the status of Project tasks, the current projection for completion of tasks, a summary of expenditures during the applicable month, a projection of future costs for the Project, and a discussion of problems and potential problems that SMUD may need to take action upon or communicate to DARPA.

B. QUARTERLY REPORTS. H Power shall provide to SMUD a quarterly summary report of Project activities for each calendar quarter of the Project. This report shall include the status of those Project tasks for which H Power is responsible, a projection for completion of Project tasks, a summary of Project expenditures including the portion of the expenditures made as contributions to the Project and those for which H Power has or will request reimbursement from DARPA funds, a projection of future expenditures for the Project, technical reports that should be transmitted to DARPA, and Project concerns which may require resolution by SMUD or DARPA.

C. FINAL REPORT. H Power shall provide to SMUD a final report upon completion of the Project summarizing the findings, conclusions, technology developments, and other technical information obtained through the Project Information relative to predicted performance, predicted or estimated future production costs, and value of the Project to DARPA and the Project participants shall also be included in the final report and related to information as presented in the Project proposal to DARPA. Final Project expenditure totals shall be included in this report. This report will be supplemented by information from other Project participants prior to submittal to DARPA.

8.        COMPARATIVE LIABILITY.

H Power and SMUD, respectively, as indemnitor, will indemnify the other, as indemnitee, save it harmless from any and all loss, damage, expense and liability resulting from injuries to or death of persons, including but not limited to employees of either party hereto, and damage to or destruction of property, including but not limited to the property of either party hereto, arising out of or in any way connected with the performance of this Agreement or any operations hereunder by indemnitor, its agents or employees, excepting only such injury, death, damage or destruction as may be caused by the sole negligence or willful misconduct of the indemnitee, its agents or employees. Indemnitor shall, upon indemnitee's request, defend at its sole cost any suit asserting a claim covered by this indemnity.

                                                        SMUD Contract No. H-126

It is the intent of the parties hereto that, where negligence is determined to have been contributory, principles of comparative negligence will be followed and each party shall bear the proportionate cost of any loss, damage, expense and liability attributable to that party's negligence.


9.        LIMITATION OF LIABILITY.

Neither SMUD nor H Power shall have liability with respect to their obligations hereunder or otherwise for consequential, exemplary, special, incidental or punitive damages. The total limit of liability arising under this Agreement, for any reason and upon any cause of action, shall be limited to the amount paid by SMUD to H Power under this Agreement. This limitation applies to all causes of action in the aggregate, including without limitation, breach of contract, breach of warranty, negligence, strict liability, misrepresentations and other torts.


10.       INSURANCE REQUIREMENTS.

Without limiting any of the other obligations or liabilities of H Power, H Power shall comply with all provisions of Attachment 2 (SMUD Form X-2, INSURANCE REQUIREMENTS) and shall, by no later than the effective date of this Agreement, provide SMUD with a Certificate of Insurance evidencing the required coverage, and evidencing that SMUD, its directors, officers, representatives, agents, and employees are included as additional insureds.


11.       RESOLUTION OF DISPUTES.

H Power and SMUD shall make a good faith effort to implement this Agreement in a manner which is acceptable to both Power and SMUD. If H Power and SMUD should disagree over any matter arising out of this Agreement, H Power and SMUD shall endeavor to resolve such disagreement through informal consultation. Any dispute arising under this Agreement that is not settled by agreement of the Parties shall be submitted to the exclusive jurisdiction of the courts of the State of California. SMUD and H Power each waives its right to a jury trial in any dispute arising under this Agreement.

12. FOREIGN ACCESS TO TECHNOLOGY. This Section is taken from RA 94-24 Proposer Information Package. Any reference to "Consortium" in this Section shall mean Aerojet, H Power, HBTI, and SMUD, collectively or individually.

                                                        SMUD Contract No. H-126

A.        DEFINITIONS.

          "Foreign Firm or Institution" means a firm or institution organized under the laws of a country other than the Unites States, its territories, or possessions. The term includes, for purposes of this Agreement, any agency or instrumentality of a foreign government; and firms, institutions or business organizations which are owned or substantially controlled by foreign governments, firms, institutions, or individuals.

          "Know-How" means all information including, but not limited to discoveries, formulas, materials, inventions, processes, ideas, approaches, concepts, techniques, methods, software, programs, documentation, procedures, firmware, hardware, technical data, specifications, devices, apparatus and machines.

          "Technology" means discoveries, innovations, Know-How and inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, maskworks, and copyrights developed under this Agreement.


B.        GENERAL

          The Parties agree that research findings and technology developments in electric-hybrid vehicle technology may constitute a significant enhancement to the national defense, and to the economic vitality of the United States. Accordingly, access to important technology developments under this Agreement by Foreign Firms or Institutions must be carefully controlled. The controls contemplated in this Article are in addition to, and are not intended to change or supersede, the provisions of the International Traffic in Arms Regulation (22 CFR pt. 121 et seq.), the DoD Industrial Security Regulation (DoD 5220.22-R) and the Department of Commerce Export Regulation (15 CFR pt. 770 et seq.).


C.        RESTRICTIONS ON SALE OR TRANSFER OF TECHNOLOGY TO FOREIGN FIRMS OR
          INSTITUTIONS

          1. In order to promote the national security interests of the United States and to effectuate the policies that underlie the regulations cited above, the procedures stated in subparagraphs C.2, C.3, and C.4 below shall apply to any transfer of Technology. For purposes of this paragraph, a transfer includes a sale of the company, and sales or licensing of Technology. Transfers do not include:

              (a)  sales of products or components, or

                                                        SMUD Contract No. H-126

              (b) licenses of software or documentation related to sales of products or components, or

              (c) transfer to foreign subsidiaries of the Consortium participants for purposes related to this Agreement, or

              (d) transfer which provides access to Technology to a Foreign Firm or Institution which is an approved source of supply or source for the conduct of research under this Agreement provided that such transfer shall be limited to that necessary to allow the firm or institution to perform its role under this Agreement.

          2. The Consortium shall provide timely notice to DARPA of any proposed transfers from the Consortium of Technology developed with DARPA funding under this Agreement to Foreign Firms or Institutions. If DARPA determines that the transfer may have adverse consequences to the national security interests of the United States, the Consortium, its vendors, and DARPA shall jointly endeavor to find alternatives to the proposed transfer which obviate or mitigate potential adverse consequences of the transfer but which provide substantially equivalent benefits to the Consortium.

          3. In any event, the Consortium shall provide written notice to the DARPA Program Manager and Agreement Administrator of any proposed transfer to a foreign firm or institution at least sixty (60) calendar days prior to the proposed date of transfer. Such notice shall cite this Article and shall state specifically what is to be transferred and the general terms of the transfer. Within thirty (30) calendar days of receipt of the Consortium's written notification, the DARPA Agreement Administrator shall advise the Consortium whether it consents to the proposed transfer. In cases where DARPA does not concur or in sixty (60) calendar days after receipt DARPA provides no decision, the Consortium may utilize the procedures under Article VI, Disputes. No transfer shall take place until a decision is rendered.

          4. Except as provided in subparagraph C.1 above and in the event the transfer of Technology to Foreign Firms or Institutions is approved by DARPA, the Consortium shall (a) refund to DARPA funds paid for the development of the Technology and (b) negotiate a license with the Government to the Technology under terms that are reasonable under the circumstances.

                                                        SMUD Contract No. H-126

13.       PROJECT PROPERTY OWNERSHIP

Title to all nonexpendable and expendable tangible personal property purchased or otherwise created through the direct Project work of H Power shall be deemed to have vested in H Power upon purchase, fabrication, manufacture or by other means of acquisition. The Project vehicle which will result from completion of vehicle integration activities of H Power, as further described in the Statement of Work, will remain in complete and functional condition, with fuel cell power system installed until such time as H Power determines that the power system must be removed, but no earlier than December 1, 1998. The Parties may extend this time by mutual written agreement.


14.       PATENT RIGHTS

Subject to the limitations as specified in 48 CFR 227 and 252, as amended, and 37 CFR 401.14 of July 1, 1987, which titles and sections are incorporated by reference, H Power shall retain the rights to all patents and other intellectual property resulting from this Project.

Invention disclosures are to be submitted to the Administrative Grants Officer for DARPA Grant No. MDA972-95-1-0010, who will forward them directly to the Counsel for Patent Matters, (Code OOCC1), Office of the Chief of Naval Research, Department of the Navy, Arlington, Virginia 22217-5000. The Counsel for Patent Matters will represent the Administrative Grants Officer with regard to invention reporting matters arising under this Project.


15.       RIGHTS IN TECHNICAL DATA AND COMPUTER SOFTWARE

Subject to the limitations as specified in 48 CFR 227 and 252, as amended, incorporated herein by this reference, H Power shall retain the rights to technical data and computer software developed or resulting from this Project.

16.       ACKNOWLEDGMENT OF SPONSORSHIP

A. In the release of information relating to this Project, such release shall include a statement to the effect that (1) the Project was or is sponsored by the Defense Advanced Research Projects Agency, (2) the content of the information does not necessarily reflect the position or the policy of the Government, and (3) no official endorsement should be inferred.

                                                        SMUD Contract No. H-126

B. For the purposes of this paragraph, information includes news releases, articles, manuscripts, brochures, advertisements, still and motion pictures, speeches, trade association proceedings, symposia, etc.

17.       EQUAL EMPLOYMENT OPPORTUNITY.

H Power shall not discriminate against any employee or applicant for employment on account of race, religion, gender or sex, color or national origin, handicap or age. H Power shall ensure that this requirement is applied to applicants and employees in actions including, but not limited to employment, upgrading, promotion, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation and selection for training, including apprenticeships.

18.       MINORITY/WOMEN OWNED BUSINESS ENTERPRISES.

It is the policy of SMUD that minority and women business enterprises shall have the maximum opportunity to participate in SMUD's contracts. In this regard, SMUD shall take the necessary and reasonable steps in accordance with the solicitation upon which this contract is based, to ensure that minority and women business enterprises have the maximum opportunity to participate in this contract to the extent applicable. H Power shall not discriminate on the basis of race, religion, sex, color or national origin, handicap or age in the award or performance of any contract or subcontract resulting or relating to these services.

19.       ASSIGNMENT.

Neither Party may assign this Agreement, either in whole or in part, without the prior written consent of the other Party.

20.       NO JOINT VENTURE.

It is expressly acknowledged and agreed that the Parties have NOT entered into a joint venture of any kind in regard to the subject matter of this Agreement and this Agreement shall not be construed to constitute a joint venture between the Parties for any purpose whatsoever.

21.       FORCE MAJEURE.

Neither Party shall be considered in default in the performance of its obligations under this Agreement to the extent that the performance of any obligation is prevented or delayed by any cause, existing, or future, which is beyond the reasonable control of the affected Party.

                                                        SMUD Contract No. H-126

22.       CALIFORNIA LAW.

This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without regard to its conflict of laws provisions.

23.       ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement between the Parties concerning the subject matter of this Agreement, and supersedes any prior understanding or agreement between the Parties regarding the Project, whether oral or written.

24.       AMENDMENTS.

This Agreement shall be amended only in writing, and any such amendments shall be identified specifically as amendments to this Agreement, and shall be duly executed by both Parties.

25.       DEFAULT.

H Power shall be deemed to be in default under this Agreement which shall constitute a material breach of this Agreement if H Power fails to perform fully any material provision of this Agreement and such failure continues for a period of twenty (20) business days after written notice of such nonperformance. Upon written notice of nonperformance, H Power shall proceed with all due diligence to cure such failure. Upon such continuing default, SMUD may, with the concurrence of DARPA, elect to suspend performance under this Agreement until such default is cured or terminate this Agreement.

26.       TERMINATION.

Either Party may terminate this Agreement for cause at any time upon the giving of no less than 60 days prior written notice to the other Party. As used in the preceding sentence, "cause" may include, but not necessarily be limited to, (i) a determination by SMUD that a default has occurred, (ii) a determination by either Party, and with the concurrence of DARPA, that the Project Tasks have been completed, (iii) a determination by either Party, with the concurrence of DARPA, that the Project Tasks are no longer relevant to the stated objectives of the Project. Upon notice of termination, H Power shall immediately cease work under this Agreement and shall take all steps reasonably necessary to mitigate any costs or expenses for which SMUD or DARPA may be liable hereunder. Notwithstanding anything to the contrary contained herein, SMUD shall not be liable for any cost or expense incurred by H Power after termination of this Agreement.

                                                        SMUD Contract No. H-126

27.       WARRANTY.

H Power warrants that the services provided hereunder shall conform with the highest standards of care and practice appropriate to the nature of the technical and professional services rendered, that the personnel performing such services shall be qualified and competent to perform the services assigned to them, and that the performance of such personnel shall reflect their best professional knowledge and judgment.

IN WITNESS THEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the dates shown below.

H POWER SYSTEMS CORPORATION


By:
      --------------------------------       --------------------
      Arthur Kaufman, Vice President                Date
      Technology and Engineering


SACRAMENTO MUNICIPAL UTILITY DISTRICT


By:     /s/ Jan Schori                             8/5/97
      --------------------------------       --------------------
      Jan Schori, General Manager


Approved as to form:

  /s/ Leslie A. Dunsworth
--------------------------------------

                                                             Attachment No. 1

                                STATEMENT OF WORK
                                      H POWER



TASK 1 - FUEL CELL STACK DEVELOPMENT

    The Consortium shall design, fabricate, test and demonstrate a fuel cell powered vehicle using a Proton Exchange Membrane (PEM) fuel cell stack, with a power output of approximately 10 kilowatts fueled by compressed hydrogen.

Subtask 1.1: Fuel Cell Engineering

    1.1.1 Requirements inputs for the fuel cell stack will be generated, including target voltage, power, envelope, interfaces, testing requirements, and auxiliary system requirements.

    1.1.2 Scaling algorithms generated by Aerojet for sizing larger and smaller stacks will be completed or reviewed. Stack supply requirements definition will be finalized, including auxiliaries for metering hydrogen and air from facility supplies plus a closed loop water cooling system. Test instrumentation and diagnostic equipment definition will be finalized.

Subtask 1.2: Low Cost, Light Weight Separator Development

    Approximately 160 full size separators will be built for performance testing in a full stack.

    Various fabrication processes will be evaluated to select an approach with a target mass production cost of $40 to $100/kW. Processes will be selected for low cost mass production, and for compatability with advanced membrane electrode assemblies. High rate production techniques will be selected. This effort will be oriented toward low cost methods of creating internal fluid flow passages and bonding the thin sheets together using methods scaleable to high rate production.

Subtask 1.3: Fuel Cell Separator Sealing

    This subtask will develop a repeatable process for sealing separators, membrane electrode assemblies and fluid manifolds. The sealing approach will be able to seal over a range of ambient to 30 psi. The sealing approach will be compatible with mass production techniques. H Power will support Aerojet in sealing development and will fabricate seals for stack assemblies.

Subtask 1.4: Membrane Electrode Development

        Advanced membrane electrode assemblies (MEA) will be developed compatible with the second generation separator design. Approximately 160 MEA's will be fabricated for the fuel cell stack.

Subtask 1.5: Fuel Cell Stack Assembly

        Ancillary stack components will be procured or fabricated, including stack end plates for short and full stacks and humidifiers, fittings, plumbing, filters, etc. for the full stack(s). The fuel cell stack will be assembled and leak checked. The stack and auxiliary systems will be assembled, instrumentation and diagnostic equipment will be installed, including pressure, temperature, flow, current and voltage for recording on a digital data acquisition system.

Subtask 1.6 Fuel Cell Bench Test

        1.6.1 Support will be provided to preliminary short stack tests.

        1.6.2 Support will be provided to a second series of short stack tests.

        1.6.3 A comprehensive series of full stack tests will be performed. Performance data will be collected provided to the DARPA National Data Center.

Subtask 1.7 Final Fuel Cell Technical Report

        A written report will be prepared for submittal to DARPA. The report will include test results, conclusions, design and other recommendations, and other significant findings of this Project Task.

TASK 2: HYDROGEN FUEL CELL VEHICLE INTEGRATION

        The Consortium shall integrate the fuel cell stack from Task 1 into an electric vehicle, together with compressed hydrogen fuel system, auxiliary systems, controls, instrumentation and diagnostics. Tests will be performed to evaluate stack efficiency, dynamic load following and vehicle operating characteristics.

Subtask 2.1: Vehicle Systems Engineering

        Demonstration vehicle integration requirements will be defined, including physical, control and power train interfaces, acceleration profiles, peaking battery requirements, hydrogen storage, and auxiliary power requirements. Models shall be used to estimate vehicle range and performance and to trade fuel cell vs. peaking battery sizing. Layout drawings will be prepared depicting the installation of the fuel cell module and hydrogen storage bottles in the vehicle.

Subtask 2.2: Thermal Management System

     The thermal management system is required to maintain the stack at its desired operating temperature. Part of the thermal management system is contained in the fuel cell stack module. This subtask provides the radiator, water pump, deionizer, fans, valves and fluid lines and other hardware to complete the system.

Subtask 2.3: Hydrogen Storage

     This subtask provides the hydrogen storage system, including storage bottles selected to fit the vehicle, plus regulator, filling adaptors, feed lines, and control and emergency shutoff valves.

Subtask 2.4: Air Supply

     A commercial air compressor capable of providing 15 to 30 psi air to the fuel cell stack will be procured, together with inlet filter, purge valve, and supply lines.

Subtask 2.5: Control System

     Control and safety requirements will be defined and documented. High level charts depicting control flows will be developed. Hydrogen leak detectors and other sensors will be specified and located, along with emergency devices and alarms. Control algorithms will be developed. Control interfaces with the fuel cell systems will be designed. Control components will be procured and assembled for a control system bench test and calibration.

Subtask 2.6: Peaking Batteries

     No formal H Power work required for selection or installation of peaking batteries.

Subtask 2.7: Fuel Cell Power Conversion

     Specify, subcontract for, review the design performance, and install jointly with SMUD, a Power Conversion Subsystem (PCS) for the fuel cell system under development. The PCS shall be based on an "up-chopper" or other power conversion device using electrical power from the fuel cell stack to produce output voltage and current compatible with the traction battery system and other propulsion system power demands and components. The PCS shall also provide electrical isolation of the fuel cell stack from the remainder of the propulsion system. The following specific work items are included:

    2.7.1 H Power shall prepare a written performance and design specification for the PCS, and submit for review and approval by SMUD prior to awarding a subcontract for the PCS.

    2.7.2 H Power shall award and administer the purchase contract with the supplier of the PCS.

    2.7.3 H Power shall perform the design integration of the PCS into the overall fuel cell propulsion system.

    2.7.4 H Power shall perform the physical integration of the PCS into the Project vehicle, with the assistance of SMUD.

Subtask 2.8: Electric Drive System Integration

    This task provides the modifications to integrate the fuel cell system with the vehicle drive train. Wiring harnesses will be designed and fabricated for the main drive current and for auxiliaries. The harnesses will be integrated into the vehicle wire harnesses. Drive train tests will be conducted on a dynamometer, oriented toward basic safety and functional checks.

Subtask 2.9: Vehicle Installation & Tests

    2.9.1 The fuel cell stack module and the auxiliary systems will be installed in the test and demonstration vehicle.

    2.9.2 The hydrogen fuel cell vehicle will be tested including dynamometer, acceleration, lead following, road handling, and regenerative braking tests. Performance data will be collected and reported to the DARPA National Data Center.

Subtask 2.10: Final Vehicle Demonstration Technical Report

    A written report will be prepared for submittal to DARPA. The report will include test results, conclusions, design and other recommendations, and other significant findings of this Project Task.

TASK 3--REFORMER DEVELOPMENT

    The Consortium shall design, fabricate and test a reformer capable of operating with one or more logistical fuels (CNG, Propane, methanol, ethanol, diesel, jet fuel, gasoline). The reformer will include and integral heat exchanger that preheats the fuel and air using reformer exhaust to maximize efficiency while minimizing outlet temperature and corresponding wast heat. Steam injection will be incorporated to drive the CO-H2 shift reaction.

Subtask 3.1: Reformer Systems Engineering

    Support to the requirements definition and analyses for the reformer will be provided.

Subtask 3.2: Workhorse Reformer

    NO H Power work is required for the workhorse reformer.

Subtask 3.3: Platelet Reformer Design

    No H Power work is required for the platelet reformer design.

Subtask 3.4: Reformer Fabrication

    The reformer components excluding the platelet injector will be fabricated. The reformer will be assembled and leak checked.

Subtask 3.5: Reformer Test

    The reformer will be installed in a test facility with instrumentation and gas composition diagnostics. The reformer will be tested to determine quality and composition of reformate gas. Hydrogen yield will be determined and compared with theory. Reformer efficiency and turndown ratio will be determined. Performance data will be collected and reported to the DARPA National Data Center.

Subtask 3.6: Final Reformer Development Technical Report

    A written report will be prepared for submittal to DARPA. The report will include test results, conclusions, design and other recommendations, and other significant findings of this project task.

TASK 6 PROGRAM MANAGEMENT AND ADMINISTRATION

    The Parties shall administer and coordinate Project activities and shall be responsible for fiscal management, data collection, and reporting. The Parties, with DARPA Program

     Manager participation and review, will prepare an overall annual program plan which will be presented at an annual site review. At quarterly intervals, the Parties will provide a technical and business status report. The Parties will provide special technical reports on significant events (target accomplishments, key tests, experiments, symposia presentations, Triannual National Review). The Parties will submit documentation describing the accomplishment of deliverable items as delineated or otherwise referenced in the DARPA Cooperative Agreement. The Parties will provide a final report making full disclosure of all major accomplishments under this Agreement.

Subtask 6.1: Fuel Cell Development Management

     H Power and SMUD will jointly perform the above management and administration tasks for the fuel cell stack development task. H Power shall have primary responsibility for administration and management of subcontracts relating to fuel cell stack development, with assistance from SMUD.

Subtask 6.2: Hydrogen Fuel Cell Vehicle Integration Management

     H Power and SMUD will jointly perform the above management and administration tasks for the hydrogen fuel cell vehicle integration task. H Power shall have primary responsibility for administration and management of subcontracts relating to vehicle integration, with assistance as necessary from SMUD.

Subtask 6.3: Fuel Reformer Development Management

     H Power and SMUD will jointly perform the above described management and administration tasks for the reformer development task. Aerojet shall have primary responsibility for administration and management of subcontracts relating to reformer development, with assistance as necessary from SMUD.

                             INSURANCE REQUIREMENTS

INSTITUTING PART OF CONTRACT NO. G-225/H-126         DATED: OCTOBER 10, 1995
                                 -----------                ----------------
                                                            & JULY 10, 1997

             OR CONSTITUTING PART OF INVITATION NO.
                                                    -------------------

PF OF COVERAGE

XXX Liability including:

Comprehensive Form

Premises/Operations

Underground Explosion & Collapse

Hazard (XCU), where applicable

Products/Completed Operations

Contractual

Independent Contractors, where applicable

Broad Form Property Damage

Personal Injury

Aircraft, including Passengers

Other
      -----------------------------

=============================================

Professional Liability Including:

Errors and Omissions

=============================================

Automobile Liability Including:

All Owned Vehicles (Private Passenger/Commercial)

Hired/Leased Vehicle

  Owned or Borrowed

=============================================

Workers' Compensation Including:

U.S.L.&H., where applicable and Employer's Liability


                 MINIMUM LIABILITY LIMITS
                                               Each
                                             Occurrance      Aggregate

Bodily Injury                               $1,000,000      $1,000,000
                                            ----------      ----------
Property Damage                             $1,000,000      $1,000,000
                                            ----------      ----------
        OR

Combined Single Limit (CSL)                        $1,000,000
                                                   -----------

Bodily Injury                               $  N/A          $  N/A
                                            ----------      ----------
Property Damage                             $  N/A          $  N/A
                                            ----------      ----------
        OR

Combined Single Limit (CSL)                        $   N/A
                                                   -----------

Bodily Injury                               $1,000,000      $1,000,000
                                            ----------      ----------
Property Damage                             $1,000,000      $1,000,000
                                            ----------      ----------
        OR

Combined Single Limit (CSL)                        $1,000,000
                                                   -----------
                                            $1,000,000   Each Employee
                                            ----------
                                            $1,000,000   Each Accident
                                            ----------

-------------------------------------------------------------------------------

Such insurance as is afforded above shall be considered primary as respects the Sacramento Municipal Utility District (SMUD); its directors, officers, representatives, agents and employees, respectively, and any other insurance effected or procured by SMUD shall be excess of and shall not contribute with such other insurance. The policy or policies providing these coverages, with the exception of Workers' Compensation and Employer's Liability coverage, shall name SMUD, its directors, officers, representatives, agents, and employees as additional insureds as respects work performed pursuant to or incidental to this contract, and shall contain a cross liability provision. Pursuant to the terms of this contract, insurance effected or procured by Contractor shall not reduce or limit Contractor's obligation to indemnify and defend SMUD for claims made or suits brought which result from or in connection with the performance of this contract. These coverages, when written on an occurrence form, shall be maintained during the entire term of the contract. Coverages written on a claims-made form, and all professional errors and omissions coverages, shall be maintained during the entire term of the contract and further until one year following termination and acceptance of all work under the contract.

The Contractor shall, before commencing work under this contract, arrange for the delivery of a certificate of insurance completed by its insurance carrier, agent or broker certifying that at least the minimum insurance coverages as required above are in effect and specifying whether the liability coverages are written on an Occurrence form or a claims-made form, and that the coverages will not be cancelled or changed without thirty (30) days advance written notice to:

                     SACRAMENTO MUNICIPAL UTILITY DISTRICT
                              P.O. BOX  15830

                                                                 ATTACHMENT 3

                             DEPARTMENT OF THE ARMY
            UNITED STATES ARMY INTELLIGENCE CENTER AND PORT HUACHUCA
   [SEAL]              PORT HUACHUCA, ARIZONA 8500-0000                 [SEAL]

                               November 18, 1994

Reply To Attention of
Directorate of Contracting
Operations Division

Sacramento Municipal Utility District
P.O. Box 15830, MS 30-A
Sacramento, California 95852-1830

Dear. Mr. Wirsch:

    This office has received your proposal for electric and hybrid electric vehicle program technology. The proposal was submitted to this office by the Advanced Research Projects Agency for processing a definitized Other Transaction.

The Agreements Administrator has determined that the incurrence of costs before the effective date of the agreement is necessary to ensure compliance with the proposed delivery schedule. The Government and the Consortium agree as follows:

                 ADVANCE AGREEMENT TO AUTHORIZE INCURRENCE OF
                         COSTS UNDER PROPOSED AGREEMENT
         FOR RESEARCH AND DEVELOPMENT ON ELECTRIC AND HYBRID ELECTRIC
                          VEHICLE TECHNOLOGY PROGRAM

FIRST: In the event that an agreement is awarded for the research and development described above, costs incurred prior to the effective date of the agreement shall be an allowable expense, provided that the individual costs therein shall be:

    a. Otherwise allowable, allocable, and reasonable.

    b. Incurred no sooner than 15 November 1994.

    c. Incurred specifically for the research and development described in the Consortium proposal cited above.

    d. Applicable to the Consortium share of the cost of the effort.

SECOND: It is understood and agreed by the parties to this agreement (the Government and the Consortium) that this agreement deals with the treatment of costs incurred, prior to the effective date of any agreement, in the event of award of an agreement.

    This agreement does not require the Consortium to incur such costs and any costs incurred are at the risk of the Consortium, pending execution of an award. All financial liability for such costs vests with the Consortium.



    11/30/94                                /s/ Jan Schori
----------------                            ---------------------------------
DATE                                        CONTRACTOR (Name and Title)



    18 Nov 94                               /s/Gloria Golden
----------------                            ---------------------------------
DATE                                        Gloria Golden
                                            Agreements Administrator
                                            Directorate of Contracting
                                            Port Huachuca, Arizona

                                                           Attachment No. 4
                                                           G-225


                                                Grant No.: MDA972-95-1-0010
                                                Page 1



                                                ARPA Order No.: B878/B878.02
                                                Effective Date: April 28, 1995


GRANTOR: Advanced Research Projects Agency
         Contracts Management Office
         3701 North Fairfax Drive
         Arlington, VA 22203-1714
         (Attn: Angela M. Coonce, 703/696-2382)


GRANTEE: Sacramento Municipal Utility District (SMUD)
         6201 "S" Street
         Sacramento, CA 95814-3514

         Contractor Establishment Code:  0-024-544K


TOTAL GRANT AMOUNT: $3,310,000


ACCOUNTING AND APPROPRIATION DATA:

ARPA Order B878/B878.02
ACRN: AA 9740400 1820 B878 P4K40 2525 DPAC 4 5210 503733 $3,310,000


AUTHORITY: This Grant is issued pursuant to the authority of 10 U.S.C. 2358.


                                   GRANT SCHEDULE


1. PURPOSE: The purpose of this Grant is to fund research in support of the Advanced Research Projects Agency (ARPA) Advanced Systems Technology Office
(ASTO) Electric and Hybrid Electric Vehicle Program. This effort shall be carried out generally as set forth in the Grantee's proposal entitled "Advanced Research Projects Agency RA 94-24, Electric and Hybrid Vehicle Technology Program" dated October 21, 1994, and statement of work, copies of which are in the possession of both parties. This proposal was submitted in response to RA 94-24 Technology Development for Military for the Electric and Commercial Applications Vehicle Program.

2. TERM: The term of this Grant commences on the effective date of this Grant and continues through twenty-four (24) months thereafter. OPTION: The term of this Grant may be extended by an additional thirty-six (36) months upon unilateral exercise of the option.

3. TERMS AND CONDITIONS: This Grant is subject to the General Terms and Conditions set forth in the attached Exhibit A, entitled "Grant General Terms and Conditions for Educational Institutions,

                                                   Grant No.: MDA972-95-1-0010
                                                   Page 2

Nonprofit Organizations and State and Local Governments", and to any special terms and conditions in this Grant Schedule.

4. PROJECT OFFICER: The Project Officer representing the Government under this Grant is John Gully, ARPA/Advanced Systems Technology Office (ASTO), telephone (703) 696-2348.

5. ADMINISTRATIVE GRANTS OFFICER: The Administrative Grants Officer for this Grant (AGO) is CAO Code N63374, Office of Naval Research, Seatle Regional Office, Northeast 45th Street, Suite 350, Seatle, WA 98105-4631.

6. PROJECT MANAGER: The SMUD Project Manager, Michael J. Wirsch, shall be responsible for this effort. The Grantee agrees to notify the Grantor before changing the Project Manager.

7. GRANT FUNDING:

    a. This Grant is fully funded in the amount of $3,310,000.

    b. Option for an additional three year effort in the amount of $10,304,650, if and to the extent exercised, shall be exercised within twenty-four (24) months after effective date of Grant.

8. PAYMENT: Upon acceptance of the terms and conditions of this Grant and submission of an invoice or public voucher by the Grantee to the AGO, the Grantee shall be entitled to a payment of $3,310,000. This payment is expected to cover work performed during the twenty-four (24) month term of the Grant (and any preaward costs as applicable). Payment will be initiated upon receipt of the Grantee's invoice by the AGO who will certify and transmit it for payment to the Naval Regional Finance Center, Crystal Mall #3, Washington, DC 20371. The invoice shall be submitted to sextuplicate in accordance with the following schedule:


PAYMENT NUMBER            AMOUNT            PAYMENT DATE
   1                     $956,000          Quarterly, commencing effective date of Grant
   2-4                   $233,000          Quarterly, commencing 27 July 1995
   5-8                   $413,750          Quarterly, commencing 27 April 1996


Preaward costs were authorized November 15, 1994 under this Grant.

9. REPORTS AND REPORTS DISTRIBUTION: Reports shall be furnished as specified below:

    9.1 REPORT TYPES:

    a. Quarterly R&D Status Report - This report shall keep the Government informed of the Grantee activity and progress toward accomplishment of Grant objectives and advancement in state-of-the-art on the research and development involved.

    b. Special Technical Reports - These reports, due as required, shall document the results of a significant task, test, event or symposium.

                                                   Grant No.: MDA972-95-1-0010
                                                   Page 3

    c. Final Technical Report - This report, due upon completion of the Grant, shall document the result of the complete effort. The ARPA technical point of contact (POC) for this effort is:

    John Gully
    ARPA
    (703) 696-2348
    jgully@darpa.mil

    9.2 REPORT DISTRIBUTION:


ADDRESSES                                  REPORT TYPES                   NUMBER OF COPIES
Project Officer (Technical POC)            All                            Two

Administrative Grants Officer              All                            One

ARPA/OASB Library                          Final Technical Report         One

Defense Technical Information Center       Final Technical Report         Two
Attn: DTIC-DFAC
Cameron Station
Alexandria, VA 22304-6145

ARPA/ASTO (Attn: Paul O'Leary)             Quarterly R&D Status Report    One


10. TITLE TO PROPERTY: Title to all real property and equipment purchased by the Grantee with grant funds shall vest in the Sacramento Municipal Utility District (SMUD) in accordance with the provisions of Office of Management and Budget (OMB) Circular A-102. Title to all equipment shall vest in the Sacramento Municipal Utility District (SMUD) upon acquisition.

11. AUDIT: The Comptroller General and the Inspector General of the Department of Defense shall have direct access to sufficient records and information of the Grantee, as they determine, to ensure full accountability for federal funds.

12. UNIFORM ADMINISTRATIVE REQUIREMENTS: This Grant shall be administered in accordance with the provisions of OMB Circular A-102.

13. UNIFORM COST PRINCIPLES: This Grant is subject to the uniform cost principles of OMB Circular A-87.

14. CIVIL RIGHTS ACT: This Grant is subject to the compliance requirements of the "Civil Rights Act of 1964", 78 Stat. 241 (P.L.88-352) relating to nondiscrimination in Federally-assisted programs.

15. DRUG-FREE REQUIREMENTS: This Grant is subject to the requirements of the Drug-Free Workplace Act of 1988 and the Drug-Free Schools and Communities Act Amendments of 1989.

                                                   Grant No.: MDA972-95-1-0010
                                                   Page 4


16. REVOCATION: Either party may terminate this Grant in whole or in part, upon notice to and consultation with the other party, and upon agreement of the other parties that continuation of the project would not produce beneficial results commensurate with the further expenditure of funds. In addition, the Grants Officer may revoke this Grant upon a finding that the Grantee has failed materially to comply with the provisions of the Grant.


FOR Sacramento Municipal               FOR the United States of America,
Utility District                       the Advanced Research Projects Agency


Accepted By:                           By:

/s/ Jan Schori                         /s/ Angela M. Coonce
-----------------------------          -----------------------------
(Grantee)                              Angela M. Coonce
                                       (Grants Officer)
Jan Schori
General Manager                        28 April 1995
-----------------------------          -----------------------------
(Title)                                (Date)

May 1, 1995
-----------------------------
(Date)

                                                     Grant No. MDA972-95-1-0010
                                                             EXHIBIT A - Page 2

1. FEDERAL REQUIREMENTS

This Grant is subject to the laws and regulations of the United States. If any statute expressly prescribes policies or specific requirements that differ from the requirements, standards, provisions, or terms and conditions of this Grant, the provisions of the statute shall govern.

2. ORDER OF PRECEDENCE

Any inconsistency or conflict in the terms and conditions specified in this Grant shall be resolved according to the following order of precedence:

(a) The Grant Schedule

(b) Terms and Conditions in Exhibit A of this Grant

3. ADMINISTRATION AND COST PRINCIPLES

Applicable to this Grant, and incorporated herein by reference, are the requirements, standards, and provisions of the appropriate OMB Circulars and attachments thereto, as revised as of the effective date of this Grant, listed below. For purposes of this paragraph, the term "appropriate" is determined by the organizational nature of the Grantee (educational institution, nonprofit organization, state or local government).

(a) A-110. "Uniform Requirements for Grants and Agreements with Institutions of Higher Education, Hospitals, and Other Nonprofit Organizations."

(b) A-21. "Cost Principles for Educational Institutions"

(c) A-122. "Cost Principles for Nonprofit Organizations"

(d) A-87. "Cost Principles for State and Local Governments"

(e) A-102. "Uniform Administrative Requirements for Grants-In-Aid to State and Local Governments"

(f) A-88. "Indirect Cost Rates, Audit and Audit Follow-up at Educational Institutions"

4. RESEARCH RESPONSIBILITY

The Grantee has full responsibility for the conduct of the research activity supported by this Grant, in accordance with the Grantee's proposal, and the terms and conditions specified in this Grant.

Grantees are encouraged to suggest or propose to discontinue or modify unpromising lines of investigation or to explore interesting leads which may appear during the development of the research. However, they must consult the Project Officer through the Administrative Grants Officer before significantly deviating from the objectives or overall program of the research originally proposed.

5. AMENDMENT OF GRANT

The only method by which this Grant can be amended is by a formal, written amendment signed by either the Grants Officer or the Administrative Grants Officer. No other communications, whether oral or in writing, are valid.

                                                    Grant No. MDA972-95-1-0010
                                                            EXHIBIT A - Page 1

                                     EXHIBIT A
                         GRANT GENERAL TERMS AND CONDITIONS
             FOR EDUCATIONAL INSTITUTIONS, NONPROFIT ORGANIZATIONS
                           AND STATE AND LOCAL GOVERNMENTS


ARTICLE

1.  Federal Requirements
2.  Order of Precedence
3.  Administration and Cost Principles
4.  Research Responsibilities
5.  Amendment Grant
6.  Prior Approvals
7.  Principal Investigator
8.  Restrictions on Printing
9.  Publications
10. Acknowledgement of Sponsorship
11. Grantee-Acquired Property
12. Patent Rights
13. Rights in Technical Data and Computer Software
14. Human Subject
15. Animal Welfare
16. Research Involving Recombinant DNA Molecules
17. Foreign Travel Approval
18. Activities Abroad
19. Civil Rights Act
20. Clean Air and Water
21. U.S. Flag Carriers
22. Security
23. Officials Not to Benefit
24. Subawards and Contracts/Subcontracts

                                                    Grant No. MDA972-95-1-0010
                                                            EXHIBIT A - Page 3


6. PRIOR APPROVALS (Universities only)

The provisions of this Article are applicable to universities only.

a. All prior approvals required by OMB Circulars A-21 and A-110 are waived hereby except for the following:

(1) Change of scope or objectives as required by Article 4 of the Terms and Conditions entitled "Research Responsibility."

(2) Change of key personnel as required by Article 7 of the Terms and Conditions entitled "Principal Investigator."

(3) Foreign travel as required by Article 17 of the Terms and Conditions entitled "Foreign Travel Approval."

(4) Extension of the expiration period of this Grant.

b. PREAWARD COSTS

(1) Grantees may incur preaward costs of up to ninety (90) days prior to the effective date of the Grant award.

(2) Preaward costs as incurred by the Grantee must be necessary for the effective and economical conduct of the project and the costs must be otherwise allowable in accordance with the appropriate cost principles.

(3) Any preaward costs are made at the Grantee's risk. The incurring of preaward costs by the Grantee does not impose any obligations on the Government in the absence of appropriations, if an award is not subsequently made or if an award is made for a lesser amount than the Grantee expected.

c. UNOBLIGATED BALANCES

In the absence of any specific notice to the contrary, Grantees are authorized to carry forward unexpected balances to subsequent funding periods.

7. PRINCIPAL INVESTIGATOR

Support for the project may not continue without the active direction of the Principal Investigator (PI) approved for, and identified in, this Grant. If the approved PI (1) severs his or her connection with the Grantee, or (2) otherwise relinquishes active direction of the project, either permanently or for a significant length of time (three months or more), then the Grantee must either:

(a) appoint a replacement PI with the approval of the Project Officer, or

(b) relinquish the Grant, in which case the Grant shall be terminated for convenience in accordance with Attachment L of OMB Circular A-110.

8. RESTRICTIONS ON PRINTING

Unless otherwise authorized in writing by the Grants Officer, reports, data or other written material produced using funds provided by this Grant and submitted hereunder shall be reproduced only by duplicating processes and shall not exceed 5,000 single page reports or a total of 25,000 pages of a multiple page report. These restrictions do not preclude the writing, editing, preparation of manuscript or reproducible copy of related illustrative materials if required as a part of this Grant, or incidental printing such as forms or materials necessary to be used by the Grantee.

                                                     Grant No. MDA972-95-1-0010
                                                             EXHIBIT A - Page 4

to respond to the terms of the Grant. To satisfy the requirements of the Defense Technical Information Center, at least one copy of each technical report submitted to the Defense Technical Information Center must be black typing or reproduction of black on white paper or suitable for reproduction by photographic techniques. Reprints of published technical articles are not within the scope of this paragraph.

9. PUBLICATION

Publication of results of the research project in appropriate professional journals is encouraged as an important method of recording and reporting scientific information. One copy of each paper planned for publication shall be submitted to the Project Officer simultaneously with its submission for publication. Following publication, copies of published papers shall be submitted to the Project Officer.

10. ACKNOWLEDGEMENT OF SPONSORSHIP

(a) The Grantee agrees that in the release of information relating to this Grant, such release shall include a statement to the effect that (1) the project or effort depicted was or is sponsored by the Defense Advanced Research Projects Agency, (2) the content of the information does not necessarily reflect the position or the policy of the Government, and (3) no official endorsement should be inferred.

(b) For the purpose of this article, information includes news releases, articles, manuscripts, brochures, advertisements, still and motion pictures, speeches, trade association proceedings, symposia, etc.

(c) Nothing in the foregoing shall affect compliance with the requirements of the clause entitled "Security."

11. GRANTEE-ACQUIRED PROPERTY

Title to all nonexpendable and expendable tangible personal property purchased by the Grantee with grant funds shall be deemed to have vested in the Grantee upon purchase, unless stated otherwise in this Grant schedule.

12. PATENT RIGHTS

Patent rights are as specified in 48 CFR 227 and 252, as amended, and 37 CFR
404.14 of July 1, 1987, which titles and sections are incorporated herein by reference.

Invention disclosures are to be submitted to the Administrative Grants Officer who will forward them directly to the Counsel for Patent Matters, (Code OOCCl), Office of the Chief of Naval Research, Department of the Navy, Arlington, Virginia 22217-5000. The Counsel for Patent Matters will represent the Administrative Grants Officer with regard to invention reporting matters arising under this Grant.

13. RIGHTS IN TECHNICAL DATA AND COMPUTER SOFTWARE

Rights in Technical Data and Computer Software are as specified in 48 CFR 227 and 252, as amended, incorporated in this Grant by reference.

14. HUMAN SUBJECTS

Grant funds may NOT be used for research that uses uninformed or nonvoluntary humans as experimental subjects. The Grantee is responsible for the protection of the rights and welfare of any human subjects involved in research.

                                                    Grant No. MDA972-95-1-0010
                                                            EXHIBIT A - Page 5

development, and related activities supported by this Grant. The Grantee agrees to comply, as appropriate, with the following directive and regulations which are incorporated in the Grant by reference:

(a) DoD Directive 3216.2, DoD Directive 3216.2. "Protection of Human Subjects in DoD Supported Research." 7 January 1983;

(b) DHHS Regulations. "Protection of Human Subjects" (45 Code of Federal Regulations, Part 46) of 26 January 1981, as amended; and

(c) FDA Regulations (21 Code of Federal Regulations, subchapters A, D, and H).

15. ANIMAL WELFARE

Any Grantee performing research on warm blooded vertebrate animals shall comply with the Laboratory Animal Welfare Act of 1966, as amended (7 U.S.C. 2131 et seq.), and the regulations promulgated thereunder by the Secretary of Agriculture (9 CFR Subchapter A, Parts 1 through 4) pertaining to the care, handling, and treatment of vertebrate animals held or used for research, teaching, or other activities supported by Federal awards. In addition, the Grantee shall comply with the provisions of DoD Directive 3216.1 and clause 52.235-7003 of the DoD Federal Acquisition Regulation Supplement.

The Grantee is also expected to ensure that the guidelines described in DHHS Publication No. (NIH) 85-23. "Guide for the Care and Use of Laboratory Animals," are followed and to comply with the U.S. Government Principles for the Utilization and Care of Vertebrate Animals Used in Testing, Research and Training," included as an Appendix to the NIH Guide.

16. RESEARCH INVOLVING RECOMBINANT DNA MOLECULES

Any Grantee performing research involving recombinant DNA molecules and/or organism and viruses containing recombinant DNA molecules agrees, by acceptance of this award, to comply with the National Institutes of Health "Guidelines for Research Involving Recombinant DNA Molecules," Nov 1984 (49 CFR 46266-46291, or such later revision of those guidelines as may be published in the Federal Register.

17. FOREIGN TRAVEL APPROVAL

Foreign travel requires liaison with the Project Officer for advance approval. Grantee is cautioned that such advance approval could require 90 days in certain situations.

18. ACTIVITIES ABROAD

The Grantee shall assure that project activities carried on outside the United States are coordinated, as necessary, with appropriate Government authorities and that appropriate licenses, permits, or approvals are obtained prior to undertaking proposed activities. The awarding agency does not assume responsibility for Grantee compliance with the laws and regulations of the country in which the activity(ies) is (are) to be conducted.

19. CIVIL RIGHTS ACT

Grantees shall comply with the provisions of the Civil Rights Act of 1964, as amended, and implementing regulations, and the Assurance of Compliance which the Grantee must have on file prior to award of this Grant. Said Act, as amended, and regulations are incorporated in this Grant by reference.

                                                     Grant No. MDA972-95-1-0010
                                                             EXHIBIT A - Page 6

20. CLEAN AIR AND WATER

If the amount of the Grant exceeds $100,000, the Grantee shall comply with the Clean Air Act (42 U.S.C. 1857), as amended; the Water Pollution Control Act (33 U.S.C. 1251), as amended; Executive Order No. 11738; and the related regulations of the Environmental Protection Agency (40 CFR. Part 15). Said regulations, Executive Order, and Acts are incorporated in this Grant by reference.

21. U.S. FLAG CARRIERS

The Grantee shall comply with Section 5 of the International Air
Transportation Fair Competitive Practices Act of 1974; the Comptroller General's Guidelines for Implementation of said Act, March 12, 1976; and Comptroller General's Decision B-138942, clarifying the guidelines. Such Act and guidelines are incorporated into this Grant by reference.

22. SECURITY

The Grantee shall not be granted access to classified information under this Grant. If security restrictions should happen to apply to certain aspects of the proposed research, the Grantee will be so informed. In the event that the scientific work under this Grant may need classification, or involve access to or storage of any classified data, the Government shall make its decision on the need to classify, or require such access or storage, within 30 days after receipt of written notice from the Grantee. If the decision is affirmative, the Government shall invoke the clause in OMB Circular A-UO, Attachment L, paragraph 4.b, entitled, "Termination for Convenience."

23. OFFICIALS NOT TO BENEFIT

No member of, or delegate to, Congress, or resident commissioner, shall be admitted to any share or part of this Grant, or to any benefit arising from it. However, this clause does not apply to this Grant to the extent that this Grant is made with a corporation for the corporation's general benefit.

24. SUBAWARDS AND CONTRACTS/SUBCONTRACTS

The applicable Federal cost principles for subawards and contracts/subcontracts under this Grant shall be those otherwise applicable to the type of organization receiving the subaward, contract or subcontract. In addition to OMB Circular A-21, the other applicable cost principles are:

(a) OMB Circular A-122, applicable to other nonprofit organizations, except those specifically exempted by the circular.

(b) Subpart 31.2 of the Federal Acquisition Regulation (48 CFR 31.2), applicable to commercial firms and those nonprofit organizations specifically exempted from the provisions of OMB Circular A-122.

(c) OMB Circular A-87 (34 CFR 255), for state and local governments.

(d) 45 CFR 74, Appendix E, for hospitals.

                CERTIFICATIONS FOR GRANT NO. MDA972-95-1-0010

1. The undersigned certifies, to the best of his or her knowledge and belief, that the grantee organization

(a) Pursuant to the requirements of OMB Circular A-129, is not delinquent on any Federal debt.

(b) Pursuant to Executive Order 12549 and implementing rule, is presently not debarred, suspended, proposed for debarment, declared ineligible or voluntarily excluded from covered transactions by any Federal department or agency.

(c) Pursuant to Public Law 100-690 and implementing final rule, effective 24 July 1990, will provide a drug-free workplace. The place of performance is:

6201 S Street                 Sacramento, CA                     95817
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[Street Address]              [City, County, State]              [Zip code]

(d) Is in compliance with the provisions of DoD Directive 5500.11, "Nondiscrimination in Federally Assisted Programs", which implements Title VI of the Civil Rights Act of 1964.

2. The following certification applies only to actions exceeding $100,000.00:

Section 1352, Title 31, U.S.C. (Public Law 101-121, Section 319) entitled, "Limitation on use of appropriated funds to influence certain Federal contracting and financial transactions."

(1) No Federal appropriated funds have been paid or will be paid by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of an agency, a Member of Congress, an Officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any Federal contract, the making of any Federal Grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan or cooperative agreement.

(2) If any funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the Federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

(3) The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and cooperative agreements) and that all subrecipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by Section 1352, Title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000.00 and not more than $100,000.00 for each such failure.

Jan Schori, General Manager
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[Typed Name and Title of Official responsible for this transaction]

Jan Schori
--------------------------------------------------------
[Signature of Official responsible for this transaction]

Sacramento Municipal Utility District
------------------------------------------
[Name of Organization/Institution]

          May 1, 1995
---------------------------------
[Date]